Exhibit 10.36
TRANSITION AGREEMENT AND RELEASE

This TRANSITION AGREEMENT AND RELEASE (“Agreement”) is made by and between LIONEL BONNOT (“Employee”) and QUANTENNA COMMUNICATIONS, INC. (the “Company”) (collectively referred to as the “Parties” or individually as a “Party”) with an Effective Date set forth in Section 29 hereof.

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee is subject to an offer letter with the Company dated October 30, 2007, an amendment dated December 23, 2008, a second amendment dated June 14, 2010, and a third amendment dated August 31, 2012 (collectively, the “Offer Letter”);

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on December 13, 2007 (the “Confidentiality Agreement”);

WHEREAS, the Stock Option Report attached hereto as Exhibit A summarizes the outstanding options to purchase shares of the Company’s Common Stock granted to Employee (the “Options”), under the Company’s 2006 Stock Option Plan, the 2016 Equity Incentive Plan or the 2016 Omnibus Equity Incentive Plan, as applicable (each, a “Plan”) and applicable Stock Option Agreements (each, an “Option Agreement”), and also summarizes the restricted stock unit award granted to the Employee (the “RSU”) under a Plan and a Restricted Stock Unit Award Agreement (the “RSU Agreement”, and collectively with the Plans and the Option Agreements, the “Stock Agreements”);

WHEREAS, Employee’s employment with the Company is terminated effective December 31, 2017 (the “Termination Date”);

WHEREAS, effective as of the Termination Date, the Company and Employee wish to engage in a consulting arrangement as further described herein; and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

COVENANTS

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

1.Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, and provided that Employee does not revoke the Agreement under Section 29 below, notwithstanding anything in the Offer Letter to the contrary, the Company agrees as follows:

a.    Severance Payments. The Company agrees to pay Employee: (x) a lump sum total amount of one hundred and thirty thousand dollars ($130,000.00) (which represents six (6) months of Employee’s current base salary), less applicable withholdings and deductions, and (y) an additional lump sum severance payment of seventy-five thousand dollars ($75,000), less applicable withholdings and deductions. These Section 1.a payments will be made to Employee as soon as practicable after the Effective Date of this Agreement, but no earlier than January 1, 2018 (and no later than sixty (60) days following the Termination Date).

b.    Option Acceleration. Fifty percent (50%) of the total number of shares subject to each then-outstanding Option as of the Termination Date will immediately become vested and exercisable as set forth on Exhibit A (or such lesser number of shares subject to the applicable Option that would provide for 100% of the outstanding portion of such Option becoming vested and exercisable).

c.    Post-Employment Consulting Services. Effective as of the Termination Date, the Company agrees to retain Employee as a consultant, in which role Employee shall provide consulting services (collectively, the “Consulting Services”) to the Company as an independent contractor pursuant to the terms of the Consulting Agreement attached hereto as Exhibit B (the “Consulting Agreement”) through the six (6) month anniversary of the Termination Date (such period the “Consulting Term”). Nothing in this Agreement or the Consulting Agreement pertaining to Employee’s anticipated role as a Consultant shall in any way be construed to constitute Employee as a continuing employee, agent, officer, executive, or representative of the Company after the Termination Date, and Employee shall perform the services under the Consulting Agreement solely as an independent contractor. The Parties agree that there will be no break in service between Employee’s employment and Employee’s provision of the Consulting Services. Therefore, pursuant to the terms of the applicable Stock Agreements, the Options and RSU shall continue to vest in accordance with the vesting schedule set forth in the applicable Stock Agreements while Employee remains a Service Provider (as defined in the applicable Stock Agreements) during the Consulting Term.

d.    Option Extension. For the consideration contemplated herein, the portion of each Option that is vested as of Employee’s cessation as a Service Provider (expected to occur upon the expiration of the Consulting Term), may be exercised through the twenty-four (24) month anniversary of the Effective Date. Notwithstanding the foregoing, in no event will any Option be exercisable or outstanding beyond the term or expiration date applicable to the Option and, further, the vested portion of the Options shall be subject to earlier termination in accordance with the change in control, merger, Company liquidation and similar provisions of the applicable Plan. The exercise of the vested portion of Employee’s Options and the shares purchased thereunder shall otherwise continue to be governed by the terms and conditions of the applicable Stock Agreements. Employee acknowledges that the extension of the Options may be deemed a modification resulting in the loss of incentive stock option status for those Options.

e.    RSU Acceleration and Supplemental Release. The Parties agree to execute the release attached hereto as Exhibit C, covering the period of time from the Effective Date through the Consulting Term and the termination of the Consulting Agreement (the “Supplemental Release”). Provided that Employee completes the full Consulting Term (or, if applicable, until a Qualified Termination as defined in the Consulting Agreement), abides by the terms of this Agreement and the Consulting Agreement, renders the Consulting Services in good faith and timely executes without revocation the Supplemental Release, as set forth in the Supplemental Release to the Consulting Agreement, Employee shall be entitled to the vesting of 100% of the shares subject to the RSU equity awards outstanding as of immediately prior to the expiration of the Consulting Term (the “Acceleration Shares”) upon the effective date of the Supplemental Release (provided, however, that in no event shall the number of RSU shares subject to acceleration exceed 100% of the outstanding portion of the RSU award becoming vested and exercisable).

f.    Acknowledgement. Employee acknowledges that without this Agreement, he is otherwise not entitled to the consideration listed in this Section 1. Employee specifically acknowledges and agrees that, other than any payment to be paid under the 2017 Executive Bonus Plan applicable to Employee (such payment to be paid in amount and timing in accordance with the terms and conditions of the 2017 Executive Bonus Plan), the consideration provided to him under this Section fully satisfies any obligation that the Company had to pay Employee severance payments and benefits due under the Offer Letter and that the amounts paid and benefits provided under this Agreement are in excess of any severance due to Employee under Offer Letter.

2.Benefits. Employee’s health insurance benefits shall cease on December 31, 2017, subject to Employee’s right to continue his health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and Company reimbursement of COBRA premiums as described below. Employee’s participation in all employee benefits and other incidents of employment, other than continued vesting of equity awards in accordance with Section 1.b., ceased as of the Termination Date. If Consultant elects continuation coverage pursuant to COBRA, within the time period prescribed pursuant to COBRA for Consultant and Consultant’s eligible dependents, the Company will reimburse Consultant for the premiums necessary to continue the Company’s health insurance benefits under COBRA for Consultant and Consultant’s eligible dependents until the earliest of (A) three (3) months from the Termination Date, or (B) the date upon which Consultant and Consultant’s eligible dependents, as applicable, ceases to be eligible for coverage under COBRA.

3.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, any applicable refund of contributions under the Company’s Employee Stock Purchase Plan, and the bonus payment under the 2017 Executive Bonus Plan referenced in Section 1.f., the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, equity (including stock, stock options, and RSUs), vesting, and any and all other benefits and compensation due to Employee.

4.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on his own behalf and on behalf of his respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal or country law;

c.    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.    any and all claims for violation of any and all claims for violation of any U.S. federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; the California Fair Employment and Housing Act; and French country, provincial or regional laws and regulations.

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.    any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). Any and all disputed wage claims that are released herein shall be subject to binding arbitration as noted herein, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.

5.Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (a) he should consult with an attorney prior to executing this Agreement; (b) he has twenty-one (21) days within which to consider this Agreement; (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

6.California Civil Code Section 1542. Employee acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

7.No Pending or Future Lawsuits. Employee represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any of the other

Releasees. Employee agrees to provide reasonable and prompt assistance to the Company at the Company’s request in connection with any lawsuits, claims, investigations or actions, pending or threatened, against the Company from time to time.

8.Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.

9.Confidentiality. Subject to paragraph 12 governing Protected Activity, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that he will not publicize, directly or indirectly, any Separation Information.

10.Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company.

11.No Cooperation. Subject to paragraph 12 governing Protected Activity, Employee agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that he cannot provide counsel or assistance.

12.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the

Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

13.Nondisparagement. Employee agrees to refrain from any disparaging statements about the Company or any of the other Releasees including, without limitation, the business, products, strategy, outlook, intellectual property, or financial standing of the Company, and also agrees to refrain from any defamation, libel, or slander of any of the Releasees, Employee further agrees that Employee shall not interfere with the Company’s business relationships, and in particular shall refrain from any tortious interference, influence, encouragement or inducement, or any such attempt, of any of the Company’s customers, end customers, partners, distributors, agents, vendors, suppliers, manufacturers, industry associations or other third parties associated with the Company to cease, limit, reduce, forego or not commence a business relationship with the Company.

14.Nonsolicitation. To the fullest extent permitted under applicable law, until twelve (12) months after the termination of the Consulting Period (the “Restricted Period”), Employee will not, without the Company’s prior written consent, directly or indirectly, solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for Employee or for any other person or entity.

15.[RESERVED]

16.Compliance with Code of Conduct. Employee represents, warrants and covenants that Employee has complied, and will continue to comply through the duration of the Consulting Agreement, in all respects with the Company’s Code of Business Conduct and Ethics and related Company policies.

17.Breach. Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

18.No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

19.Taxes; Section 409A.

a.    Under this Agreement, the Company will withhold from any payment that is required to be made or benefit provided amounts sufficient to satisfy applicable withholding requirements under law as well as impute income to the Employee as required under applicable law, or subject such payments to applicable deductions. Employee agrees and understands that Employee is responsible for payment, if any, of personal U.S., French, or other local, personal state, and/or personal federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee represents that with respect to all compensation and benefits paid to Employee from the Company during the course of Employee’s employment relationship with the Company, or to be paid to the Employee by the Company or its affiliates under this Agreement or otherwise, Employee has complied with, or if taxes or reporting are not yet due, will timely comply, with all applicable tax laws and reporting obligations (together, “Tax Compliance”).

b.    This Agreement and all payments and benefits hereunder are intended to be exempt from or otherwise comply with Section 409A of the Internal Revenue Code of 1986, as amended and the regulations thereunder (together, “Section 409A”), so that none of the payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted in that manner. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of the Section 409A-related regulations, including Section 1.409A-2(b)(2) of the Treasury Regulations. Each cash payment under Section 1 of this Agreement will in all cases be made within the “short-term deferral” period (with the meaning of Section 409A).  Notwithstanding the foregoing and except as provided by the following sentence, if and to the extent necessary to avoid subjecting Employee to an additional tax under Section 409A, payment of all or a portion of the Deferred Payments payable to Employee will be delayed until the date that is six (6) months and one (1) day following Employee’s separation from service (within the meaning of Section 409A). Notwithstanding anything herein to the contrary, if Employee dies following Employee’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with the prior sentence will be payable in a lump sum as soon as administratively practicable after the date of Employee’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Employee and the Company agree to work together to consider amendments to this offer letter and to take such reasonable actions to avoid imposition of any additional tax or income recognition under Section 409A prior to actual payment to Employee. In no event will the Company reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A or other tax rule or regulation. For the purposes of this Agreement, “Deferred Payment” means any severance pay or benefits to be paid or provided to Employee (or Employee’s estate or beneficiaries) pursuant to this Agreement and any other severance payments or separation benefits, that in each case, when considered together, are considered deferred compensation under Section 409A.

c.    For avoidance of doubt, the Parties intend and believe Employee shall have a “separation from service” (within the meaning of Section 409A) on the Termination Date, and during the Consulting Term it is intended and expected that Employee will provide Consulting Services that represent no more than twenty percent (20%) of the level of services performed by Employee for the Company during the immediately preceding thirty-six (36) month period.

d.    Employee shall cooperate with, and provide support and assistance to, the Company in connection with any actions deemed reasonable or appropriate by the Company after consultation with tax experts and Employee regarding any payment of taxes by or on behalf of the Employee.

e.    Employee agrees to pay directly to the applicable tax authorities as soon as practicable, but in no event later than April 15, 2018, all taxes owed by Employee, including Company withholding amounts, with respect to all compensation and benefits paid or provided to Employee by the Company (or its affiliates), including without limitation, all U.S. federal and California state (based on Employee’s residence located in Fremont, California) income, employment or other taxes not collected from the Employee by the Company with respect to compensation and benefits paid or provided to Employee in 2017. Upon request, Employee will promptly certify that such payments, including the payment amount and payment date, have been remitted to the appropriate tax authorities, with such certification to occur in such manner as determined appropriate by the Company. In the event the applicable taxes are not paid by Employee by April 15, 2018, Employee shall be solely liable for any penalties and interest assessed with respect to Employee or the Company by the applicable tax authorities.

20.Indemnification. Employee agrees to indemnify and hold harmless the Company from and against any and all loss, taxes, costs, damages, or expenses, incurred by the Company arising out of Employee’s breach of this Agreement or the Consulting Agreement, any tax obligations of the Employee that were uncollected from Employee and paid by the Company on Employee’s behalf or for Employee’s benefit or due to Employee’s failure to pay, or from any false representation made herein by Employee.

21.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

22.ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF

IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

23.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

24.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

25.[RESERVED]

26.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including, but not limited to, the Offer Letter, with the exception of the Confidentiality Agreement and the Stock Agreements, except as otherwise modified or superseded herein.

27.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

28.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

29.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within twenty one (21) days of the Termination Date.  Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

30.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

31.Voluntary Execution of Agreement. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

32.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releases. Employee acknowledges that:

(a)    Employee has read this Agreement;

(b)	Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)	Employee understands the terms and consequences of this Agreement and of the releases it contains;

(d)    Employee is fully aware of the legal and binding effect of this Agreement; and

(e)	Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated:	1/16	, 2018	By:	/s/ Lionel Bonnot
			Name:	Lionel Bonnot

QUANTENNA COMMUNICATIONS, INC.

Dated:	1/16	, 2018	By:	/s/ Sam Hedari
			Name:	Sam Hedari
			Title:	Chief Executive Officer

EXHIBIT A
STOCK OPTION AND RESTRICTED STOCK UNIT REPORT

EXHIBIT B
QUANTENNA COMMUNICATIONS, INC.
CONSULTING AGREEMENT

EXHIBIT C
(Supplemental Release)

1.    Compliance and General Release. In consideration of the mutual promises, and consideration provided in the Transition Agreement and Release, effective as of __________________, 20___ (the “Agreement”) and the Consulting Agreement dated as of December 31, 2017, Lionel Bonnot (“Consultant”) hereby verifies and confirms Consultant’s renewed agreement to the terms of the Agreement and the Consulting Agreement, including but not limited to each of the representations contained therein and continued compliance therewith, the release and waiver of any and all claims relating to the services provided to the Company, and further extends such release and waiver to any claims that may have arisen since the effective date of the Agreement and during the Consulting Period as defined therein, including but not limited to claims under any local ordinance or country or state or federal employment law, including laws prohibiting discrimination in employment on the basis of race, sex, age, disability, national origin, or religion, as well as any claims for misclassification, wrongful discharge, breach of contract, attorneys’ fees, costs, or any claims of amounts due for fees, commissions, expenses, salary, bonuses, profit sharing or fringe benefits (the “Supplemental Release”). Any capitalized terms used but not defined herein have the meanings assigned to them in the Agreement or Consulting Agreement, as applicable.
2.    Supplemental Release Consideration (RSU Acceleration). Contingent on Consultant’s execution and non-revocation of this Supplemental Release, and subject to: (i) Consultant having rendered the Consulting Services in good faith for the full Consulting Term (or, if applicable, until a Qualified Termination as defined in the Consulting Agreement), and (ii) Consultant abiding by the terms of the Agreement, the Consulting Agreement, and the Confidentiality Agreement, the Company agrees that upon the Effective Date of the Supplemental Release, Consultant shall be entitled to the vesting of 100% of the shares subject to the RSU equity awards outstanding as of immediately prior to the expiration of the Consulting Term (the “Acceleration Shares”) upon the effective date of the Supplemental Release (provided, however, that in no event shall the number of RSU shares subject to acceleration exceed 100% of the outstanding portion of the RSU award becoming vested and exercisable).. (For the avoidance of doubt, such Acceleration Shares shall not be forfeited immediately upon the expiration of the Consulting Term so as to be available for potential acceleration of vesting pursuant to the prior sentence; if the Supplemental Release does not become effective within the time frame required therein, the Acceleration Shares shall thereafter immediately be forfeited for no consideration.) Consultant acknowledges that without continued compliance with the Agreement, the Consulting Agreement and execution and non-revocation of the Supplemental Release, Consultant is otherwise not entitled to the consideration listed in this Section 2. In all cases, except as may be required by Section 19 of the Agreement (Taxes; Section 409A), any Accelerated Shares due to Consultant will be made available to Consultant within sixty (60) days following the end of the Consulting Term.
3.    Return of Company Property. Consultant’s signature below constitutes Consultant’s certification under penalty of perjury that Consultant has returned all documents and other items provided to Consultant by the Company, developed or obtained by Consultant in connection with Consultant’s service relationship with the Company, or otherwise belonging to the Company.
4.    Payment of All Compensation and Fees. Consultant acknowledges and represents that, other than the consideration set forth in this Supplemental Release, the Company has paid or provided all payments, fees, severance, reimbursable expenses, stock, stock options, vesting, and any and all other compensation due to Consultant.

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5.    ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THE AGREEMENT, THE CONFIDENTIALITY AGREEMENT, OR THIS SUPPLEMENTAL RELEASE, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SANTA CLARA COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). CONSULTANT AGREES THAT THE USE OF THE JAMS RULES DOES NOT CHANGE CONSULTANT’S CLASSIFICATION TO THAT OF AN EMPLOYEE. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW SHALL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
6.    Entire Agreement. The Agreement and this Supplemental Release represent the entire agreement and understanding between the Company and Consultant concerning the subject matter of this Agreement and Consultant’s relationship with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Supplemental Release and Consultant’s relationship with the Company, with the exception of the Confidentiality Agreement and the Stock Agreements, except as amended by the Agreement. For purposes of clarity, the arbitration provision of this Supplemental Release (as set forth herein) supersedes and replaces the arbitration provisions in the Agreement and the Confidentiality Agreement.
7.    Expiration of Supplemental Release. Consultant understands that this Supplemental Release shall be null and void if not executed by Consultant within twenty one (21) days following the end of the Consulting Term. Each Party has seven (7) days after that Party signs this Supplemental Release to revoke it. This Supplemental Release will become effective on the eighth (8th) day after Consultant signed this Supplemental Release, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

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8.    Voluntary Execution of Agreement. Consultant understands and agrees that Consultant executed this Supplemental Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Consultant’s claims against the Company and any of the other Releasees (as defined in the Agreement). Consultant further acknowledges that: (a) Consultant has read this Supplemental Release; (b) Consultant has been represented in the preparation, negotiation, and execution of this Supplemental Release by legal counsel of Consultant’s own choice or has elected not to retain legal counsel; (c) Consultant understands the terms and consequences of this Supplemental Release and of the releases it contains; and (d) Consultant is fully aware of the legal and binding effect of this Supplemental Release.
IN WITNESS WHEREOF, the Parties have executed this Supplemental Release on the respective dates set forth below.

Dated:	, 2018	By:
		Name:	Lionel Bonnot

QUANTENNA COMMUNICATIONS, INC.

Dated:	, 2018	Signature:
Print Name:
Title:

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